FOR IMMEDIATE RELEASE Exhibit 99.1

Harris Corporation to Spin-Off Harris Stratex Networks

MELBOURNE, Florida, March 31, 2009 — The Board of Directors of Harris Corporation (NYSE:HRS), an international communications and information technology company, has approved the spin-off to its shareholders of all the shares of Harris Stratex Networks, Inc. (NASDAQ:HSTX) owned by Harris Corporation.

The distribution of the approximately 56 percent of the outstanding shares of Harris Stratex Networks owned by Harris Corporation, 32.9 million shares, will take place in the form of a taxable pro rata stock dividend payable on May 27, 2009, to Harris Corporation shareholders of record at the close of business on May 13, 2009, the record date for the spin-off dividend. Harris Corporation shareholders will receive approximately .24 of a share of Harris Stratex Networks for every share of Harris Corporation common stock they own on the record date. The final distribution ratio will be set on the record date by dividing the number of Harris Stratex Networks shares to be distributed in the spin-off by the number of Harris Corporation shares outstanding at the close of business on the record date.

Harris Corporation announced December 8, 2008, that it was evaluating strategic alternatives related to Harris Stratex Networks, which was formed January 26, 2007, through the combination of Harris Corporation’s Microwave Communications Division and Stratex Networks, Inc.

“The Board of Directors evaluated various alternatives and determined that the spin-off dividend is in the best interest of Harris Corporation shareholders,” said Howard L. Lance, chairman, president and chief executive officer of Harris Corporation. “Harris Stratex Networks has a strong management team in place that is capable of taking the company forward. As the largest independent provider of wireless transmission solutions, the company is well positioned for long-term success in serving the global transition to IP networks, the evolution to 4G technologies, and the continuing expansion of wireless infrastructure in emerging markets.”

Harris Corporation shareholders do not have to take any action in order to participate in the spin-off. The spin-off dividend will not affect the number of outstanding shares of Harris Corporation or Harris Stratex Networks. Harris Corporation shareholders entitled to receive the dividend of Harris Stratex Networks shares will receive a book entry account statement reflecting their ownership of Harris Stratex Networks shares or their brokerage account will be credited with the Harris Stratex Networks shares.

On or about May 14, 2009, Harris Corporation will mail an Information Statement to all Harris Corporation shareholders as of the record date. The Information Statement will include information regarding the procedures by which the distribution will be effected and other details of the distribution. It is currently expected that when-issued trading in the Harris Stratex Network shares to be distributed in the spin-off will begin on the record date.

About Harris Stratex Networks, Inc.

Harris Stratex Networks, Inc. is a leading specialist in backhaul solutions for mobility and broadband networks. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. For more information, visit www.HarrisStratex.com.

About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has annual revenue of $5.4 billion and 16,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.

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Forward-Looking Statements

This press release contains forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about the expected long-term outlook for Harris Stratex Networks are forward-looking and involve risks and uncertainties. Harris Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.